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                                                                       EXHIBIT 5


                                 March 29, 2000

Ariba, Inc.
1565 Charleston Road
Mountain View, California 94043

                  Re:      Ariba, Inc. (the "Company")
                           Registration Statement for
                           an aggregate of 2,029,402 Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,029,402 shares of Common Stock available for issuance under the Company's Tradex Technologies, Inc. 1997 Employee Stock Option Plan and under the Company's Tradex Technologies, Inc. 1999 Employee Stock Option/Stock Issuance Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Tradex Technologies, Inc. 1997 Employee Stock Option Plan and Tradex Technologies, Inc. 1999 Employee Stock Option/Stock Issuance Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Ariba, Inc.'s Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Gunderson Dettmer Stough Villeneuve
                                       Franklin & Hachigian, LLP

                                       Gunderson Dettmer Stough Villeneuve
                                       Franklin & Hachigian, LLP

                                       II-7